SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 16, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

The information required by this Item 2.02 is included in Item 8.01 and incorporated by reference herein.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information required by this Item 3.01 is included in Item 8.01 and incorporated by reference herein.

Item 8.01.                                          Other Events.

On May 17, 2005, Security Capital Corporation (the “Company”) issued a press release announcing that it was not yet in a position to file either its Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) or its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) and that it notified the American Stock Exchange (the “AMEX”) on May 16, 2005 that it currently expects to file the 2004 Form 10-K by May 31, 2005 and the First Quarter Form 10-Q by June 30, 2005.  The Company also announced that it plans to submit to the AMEX a letter with respect to the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  In addition, the Company announced its estimated operating results for the quarter ended March 31, 2005.

As previously announced, the Company had expected to file the 2004 Form 10-K by May 16, 2005.  The delay in the filing of the 2004 Form 10-K is due to the late filing of the Company’s Form 10-Q for the quarter ended September 30, 2004, as previously announced, and the need for more time to resolve certain accounting issues and complete the related documentation as part of the annual audit process.  As previously announced, the Company had expected to file its First Quarter Form 10-Q by June 15, 2005.  The delay in filing the First Quarter Form 10-Q is due to the continued delay in the filing of the 2004 Form 10-K and the Company’s need to select a new independent registered public accounting firm to replace Ernst & Young LLP, the Company’s principal accountant, upon the completion of the Company’s 2004 audit.

As previously announced on April 29, 2005, the Company, on April 21, 2005, received a letter, dated April 20, 2005, from the AMEX advising the Company that it is not in compliance with the AMEX’s continued listing standards because the Company had failed to timely file the 2004 Form 10-K, as required pursuant to Section 1101 of the AMEX Company Guide.  Pursuant to its discussions with the AMEX on May 16, 2005, the Company currently plans to submit to the AMEX by May 18, 2005 a letter with respect to the expected filing of the 2004 Form 10-K by May 31, 2005, the expected selection of an independent registered public accounting firm to replace Ernst & Young LLP by May 31, 2005, the expected filing of the First Quarter Form 10-Q by June 30, 2005 and the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  If the Company fails to regain compliance by June 30, 2005 or otherwise make progress consistent with its plan to regain compliance by June 30, 2005, the AMEX may take adverse action, including initiating delisting proceedings.

The Company estimates that, for the quarter ended March 31, 2005, net income will be approximately $1,515,000, or $0.23 per basic and $0.21 per diluted share.  For the quarter ended March 31, 2004, the Company reported income available to common stockholders of $549,000, or $0.09 per basic and $0.06 per diluted share.  In the first quarter of 2004, the Company reported income from continuing operations of $1,240,000, or $0.17 per basic and $0.15 per diluted share.  In 2004, the

Company completed the sale of Pumpkin Masters Holdings, Inc. and settled the bankruptcy proceedings of Possible Dreams, Ltd., each of which had been reported as discontinued operations in the 2004 period.  Due to the redemption of the Company’s outstanding preferred stock in the third quarter of 2004, the Company no longer reports preferred stock accretion, which had reduced net income in 2004.  The estimated results for the quarter ended March 31, 2005 include approximately $2,100,000 of expenses incurred in connection with the Company’s independent internal investigation, which concluded in March 2005.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated May 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
	Name:	William R. Schlueter
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated May 17, 2005.